FAVO CAPITAL, INC.

a Nevada Corporation

14.0% ORIGINAL ISSUE SECURED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR

TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

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Annual Interest: 14.0%

Payable: Monthly (1.166667% per month)

Debenture No.: 008

USD Amount: $3,000,000

Issue bate: June 9, 2021

Maturity Date: June 9, 2023

(24 months From Issue Date)

Debenture 008 will supersede Debentures 002, 003, 004, 005, 007 totaling $2,700,000 plus an additional investment of $300,000

FAVO CAPITAL INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"1), for value received, hereby promises to pay to LIRO HOLDINGS, LLC (the "Holder"), upon presentation and surrender of this Original Issue Secured Note (the "Note") at the principal office of the Company, the Principal Amount of this Note, in the lawful currency of the United States of America at the end of the twenty-four (24) month term. The Company shall pay the Holder of the Note annual interest of fourteen percent (14.0%) of the Face Amount (the "Face Amount"), paid monthly.

1. General. This Note is designated as the Company's Original Issue Secured Note in the aggregate Face Amount set forth above and to be issued and dated on the date set forth above, and to be due and payable in a single installment on the date that is twenty-four (24) months from the date hereof (the "Maturity Date"). Initially, the Company will act as its own paying agent, registrar, and conversion agent with respect to the Notes. The Company may appoint a substitute paying agent, registrar, or redemption agent upon which notice of such will be provided to the Holder.

FAVO Capital, Inc. -14.0%Original Issue Secured Note

2.      Interest. Interest on Face Amount shall be simple annual interest at a rate of fourteen percent (14.0%), payable in equal monthly installments of one percent (1 .166667%), payable every 30 days from the date of this Note (the "Interest"). The Company shall remit the payment of the Interest directly to the Holder via corporate check, bank check, ACH or wire transfer to the account and address directed by the Purchaser. The Company will pay interest payments within five (5) business days from the first of the month. The Company will calculate interest using the "Bank Method" of a 360-day year.

3.       Maturity. In twenty-four (24) months from Issuance, the Principal and any accrued interest of the Note may be paid back in the lawful currency of the United States of America.

4.      Use of Proceeds. All proceeds received by the Company from the purchaser of the Notes shall be deployed by the Company for use in its short-term trade finance business.

5.      Security. Each Note will be secured by the Company's receivables or its Right-To-Receive (RTR) in its short-term trade finance business. Each Note is a direct obligation of the Company and ranks pari passu in right of payment with all other Notes now or hereafter issued in accordance with the terms set forth herein. All payments on the Notes shall be made pro rata to the Holders thereof based upon the principal amount of each Note then outstanding.

6.       Events of Default. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement:

a.      Nonpayment. The failure of the Borrower to pay, when due, any or all of the Principal Amount on the Maturity pate or otherwise, or any other obligations of the Company under this Agreement, which if capable of cure, shall be cured within thirty (30) days or for such greater period, if the default by its nature cannot be cured within thirty (30) days and the Company shall have diligently commenced the curing of such default and is diligently pursuing the same to completion; If Borrower fails to cure said default within thirty (30) days of receipt of notice regarding said default, Lender may, at its sole discretion, exercise any rights and remedies available to Lender under all applicable state and federal laws.

7.       Acceleration. If any of the following events of default occur, this Note and any other obligations of the Borrowed to the lender shall become due immediately, without demand or notice.

 a.   The dissolution of the Borrower;

b.     The filing of bankruptcy proceedings involving the Borrower as a debtor;

c.       The application for the appointment of a receiver for the Borrower;

d.     The making of a general assignment for the benefit of the Borrower's creditors;

e.      The insolvency of the Borrower;

f.       Failure of the Borrower to fulfill any obligations under this Note.

8.       Prepayment. The Company may, at any time from the date hereof, prepay the Note in whole or part after giving ten (10) days' notice to the Holder.

9.       Transfer or Exchange. The Holder may, subject to compliance with the registration requirements of the 1933 Act, or exemptions therefrom, transfer or assign this Note, any interest herein or any part hereof in minimum amount or Fifty Percent (50%) of the note or the entire outstanding balance to an "accredited investor" as defined in the 1933 Act that will be acquiring the Note or interest herein for its account for the purpose of investment and not with a view to or for sale in connection with any distribution hereof and, each assignee, transferee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest subject to the same limitations. Each such assignee or transferee shall have all of the rights of

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the Holder under this Note. The Company may condition registrations of transfers on the receipt of (a) satisfactory evidence of compliance with the 1933 Act, and (b) a certificate from the assignee, transferee of note in a form acceptable to the Company that contains representations and warranties similar to those of the Holder contained in the Subscription Agreement, and IRS Form W-9 or an equivalent certification under penalty of perjury in compliance with the Internal Revenue Code of 1986, as amended from time to time. The Borrower can charge the Holder reasonable attorney fees in the event of such transfer.

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES AND EXCHANGE COMMISSION, OR THE BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF THE FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

10. Compliance with Securities Laws. The Holder acknowledges that this Note are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Note, or the Conversion Shares to be issued upon redemption hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws.

The Holder acknowledges that: (i) it has fully read this Agreement and duly represents that it understands and agrees to the terms and conditions outlined herein; (ii) Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and as further outlined in the Subscription Agreement; (iii) the Holder, in signing this Agreement, does not create a conflict of interest that has not been previously disclosed and accepted by the Company; (iv) the Holder has read the Company's financial statements, disclosure documents and corporate filings previously provided and as publicly available on the Securities and Exchange Commission's EDGAR system; (v) the Holder understands the stock while quoted on the OTC Pink Markets and does not offer much liquidity at this time and is volatile; (vi) the Holder is duly authorized in its capacity and as represented herein to enter into this Agreement.

11.   Investor Status. The Purchaser represents and warrants that:

a.      If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, the "Code"), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes. Such Purchaser's subscription and payment for and continued beneficial ownership of the Notes, will not violate any applicable securities or other laws of the Purchaser's jurisdiction; and

b.      If the Purchaser is a United States person, then the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser acknowledges they fully understand the definition of being an accredited investor as defined in the Rule above. They also acknowledge the Company is under no obligation to verify this status and will take this statement as such understanding that the Purchaser is an accredited investor.

c.       The Purchaser understands that the purchase of the Notes involves substantial risk. The Purchaser

(a) has experience as an investor in securities of companies and acknowledges that the Purchaser is

I       FAVO Capital, Inc. -14.0% Original Issue Secured Note

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able to fend for itself, can bear the economic risk of the Purchaser's investment in the Notes and has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of this investment and protecting its own interests in connection with this investment, and/or (b) has a pre-existing personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Purchaser to be aware of the character, business acumen and financial circumstances of such persons.

d.      The Purchaser has had an opportunity to discuss, ask questions of, and receive answers from, the Company's officers and representatives concerning the Company's business, management, financial affairs and the terms and conditions of the offering of the Notes with the Company's management. The Purchaser acknowledges it has not requested that the Company deliver a private placement or similar memorandum that typically contains disclosures about the Company and its business as required under federal and state securities laws applicable to certain public and private offerings including, but not limited to, disclosures about material risks faced by the Company and its business that would customarily come under the heading "Risk Factors" or detailed and comparative financial disclosures summarizing the Company's results of operations, financial and accounting policies and liquidity that would customarily come under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations."

e.       The Company's Officers and its Manager are offering the Interests on a "best efforts" basis, and no compensation or other remuneration will be paid by the Company to such persons in connection with this Note. As of the date of this Note, the Company has not engaged any broker/dealer or placement agent in connection with the Note, but it may, in its sole discretion, choose to do so, and, if any such persons are retained in connection with this Note, they may be compensated in compliance with applicable securities laws.

f. No General Solicitation. Neither the Company, nor any of its officers, employees, agents, directors, stockholders or partners, has engaged the services of a broker, investment banker or finder to contact any potential investor nor has the Company or any of the Company's officers, employees, agents, directors, stockholders or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor. The Purchaser acknowledges that it is not acquiring the Notes pursuant to any general solicitation and that the Purchaser did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, with respect to the Notes; or (ii) attend any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising regarding the Note(s).

12.  No Public Market. The Purchaser understands that no public market now exists for these Notes and that the Company has made no assurances that a public market will ever exist for any such Notes.

13. Notices. Any and all notices, requests, documents or other communications or deliveries required or permitted to be given or delivered hereunder shall be delivered in accordance with the notice provisions of the Subscription Agreement.

14.  Confidentiality. Each Purchaser hereto agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such Purchaser in connection with the Purchaser's rights under the Agreement. Notwithstanding the foregoing, each Purchaser may disclose any confidential information of the Company provided to or learned by such Purchaser in connection with such rights to the minimum extent necessary (i) to evaluate or monitor such Purchaser's investment in the Company; (ii) as

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required by any court or other governmental body, provided that such Purchaser provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of such Purchaser; (iv) in connection with the enforcement of this Agreement or rights under this Agreement; or (v) to comply with applicable law. The provisions of this Section 14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

15. Miscellafeous. None of the provisions of this Note may be waived, changed, or terminated orally or otherwise , except by a writing duly executed by the Company and the Holder.

16. 'Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada. In any action suit or proceeding in respect or arising out of this Note, the Holder waives, the fullest extent permitted by applicable law, any right to a trial by jury as well as any claim for consequential, punitive or special damages.

Remainder of Page Intentionally Left Blank

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Favo Capital, Inc. - Original Issue Secured Note Agreement

IN WITNESS WHEREOF, the Company has caused this Fourteen Percent (14.0%) Note to be duly executed by the signature of its authorized officer, as of the 9th Day of June, 2021

HOLDER:.	ISSUER:

LIRO HOLDINGS, LLC	FAVO CAPITAL, INC.

By: /s/ Rocca Trotta	By: /s/ Vincent Napolitano
Rocca Trotta, Managing Member	Vincent Napolitano, CEO

3 Aerial Way	1025 Old Country Road
Syosset, NY 11791	Suite 311
Westbury, NY 11590
Phone: 516 - XXX-XXXX
Email: Txxxx@xxxx.com	Phone: 1.833.favogrp
Email: vXXXXXX@xxxx.com
info@xxxx.com

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